Exhibit 10.28

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), effective as of _________ (the “Effective Date”), is between SCBT FINANCIAL CORPORATION, a South Carolina corporation (the “Corporation”), and _______, an individual residing in _________County, South Carolina (“Director”).

Section 1.  Purpose. The purpose of this Agreement is to award (the “Award”) to Director restricted shares of Common Stock, par value $2.50 per share, of the Corporation (“Common Stock”) pursuant to the 2004 SCBT Financial Corporation Stock Incentive Plan, a copy of which is attached as Exhibit A (the “Plan”). This Award is made to recognize and reward Director for his service to the Corporation or one of its subsidiaries.

Section 2.  Award of Restricted Stock. The Corporation hereby awards and issues to Director ________ shares of Common Stock (the “Shares”) pursuant to the Plan. The Shares shall be duly paid and nonassessable and shall be subject to the restrictions and limitations set forth herein.

Section 3.  Restrictions. Prior to the vesting of the Shares, as set forth in Section 4 hereof:

(a)  the Shares shall not be transferable and shall not be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of; and

(b)  the stock certificate(s) evidencing the Shares shall contain the following legend:

“The shares represented by this certificate are subject to the terms of a Restricted Stock Agreement effective as of _________, a copy of which is available at the principal office of the corporation.”

Except as expressly stated herein, Director shall have all rights as a shareholder with respect to the Shares, commencing as of the date of issuance thereof and continuing for so long as Director remains the record owner of the Shares, including the right to receive dividends in cash or other property and other distributions or rights in respect of the Shares and to vote the Shares as the record owner thereof.

Section 4.  Vesting. The restrictions described in Section 3 shall lapse and the Shares shall vest in Director on the following dates:

(a)  on the first anniversary of the Effective Date, to the extent of ___Shares;

(b)  on the second anniversary of the Effective Date, to the extent of ___Shares;

(c)  on the third anniversary of the Effective Date, to the extent of ___Shares;

(d)  on the fourth anniversary of the Effective Date, to the extent of ___Shares;

(e)  at any time immediately prior to consummation of a Change of Control (as defined in the Plan) or in the event of Director’s death, to the extent of any and all unvested Shares as of such time.

Upon the vesting of any Shares, Director shall be entitled to receive replacement stock certificate(s) evidencing such vested Shares and such certificate(s) shall not contain the legend set forth in Section 3(b). However, any replacement stock certificate(s) issued to an employee who is a director or an executive officer of the Corporation shall bear the following legend:

“The registered holder of the shares represented by this certificate, at the time of issuance hereof, may be deemed to be an affiliate of the Corporation under the Securities Act of 1933. Such securities may not be sold, offered for sale, pledged, hypothecated or transferred in the absence of an effective registration statement covering such transaction under such laws or an opinion of counsel satisfactory to the Corporation that such registration is not required.”

Section 5.  Forfeiture. If, prior to a Change of Control (as defined in the Plan) occurring after the date of this Agreement or prior to the death of Director, the employment of Director with the Corporation and its subsidiaries terminates for any reason (other than due to the death of Director), all of the Shares that are not vested under Section 4 as of the date of termination shall be forfeited to the Corporation (such event being referred to herein as a “Forfeiture Event”). Upon the occurrence of a Forfeiture Event, Director shall return for cancellation all stock certificates representing unvested Shares, and irrespective of whether such stock certificates are so returned and cancelled, all unvested Shares shall automatically, without further action, be cancelled and shall no longer be issued and outstanding.

Section 6.  Taxes.

(a)  If Director properly elects and so informs the Corporation, within 30 days of the date on which he acquires the Shares, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the date of issuance) of the Shares granted pursuant to this Agreement, Director shall be responsible for paying, for the tax year of this Agreement, all federal, state and local taxes required with respect to the grant of the Shares.

(b)  If Director does not make the election and notification to the Corporation described in subparagraph (a) of this section, he shall, for the tax year or years as to which the restrictions described in Section 3 shall lapse as to any Shares, be responsible for paying all federal, state and local taxes of any kind required by law.

Section 7.  Miscellaneous.

(a)  This Agreement shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of South Carolina, without giving effect to the principles of conflicts of laws thereof.

(b)  This Agreement expresses the entire agreement between the parties hereto and supersedes any prior or contemporaneous written or oral understanding or agreement regarding the subject matter hereof. This Agreement may not be modified, amended, supplemented or waived except by a writing signed by the parties hereto, and such writing must refer specifically to this Agreement.

(c)  This Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the heirs, successors and assigns of the parties hereto; provided, however, that this provision shall not permit any assignment in contravention of the terms contained elsewhere herein.

(d)  Nothing in this Agreement shall confer on Director any right to continue in the employ of the Corporation or any of its subsidiaries.

(e) This Agreement is made pursuant to and is subject to the terms and conditions of the Plan, which is incorporated herein by reference.

IN WITNESS WHEREOF, this Agreement has been duly executed and has an effective date of the ___ day of ______ 20XX.

SCBT FINANCIAL CORPORATION, a South Carolina corporation

By:	/s/
Name: Robert R. Hill, Jr.
Title: President and Chief Executive Officer

DIRECTOR

Signature

Print Name:

Date signed:

2

Exhibit A

Stock Incentive Plan